RESCISSION AGREEMENT

The undersigned do hereby agree this 18th day of November, 2008, to rescind ab initio the issuance of 35,000,000 shares to Sputnik, Inc. on or about April 14, 2008.

Sputnik Enterprises, Inc.

By:	/s/ David LaDuke
David LaDuke, President

Sputnik, Inc.

By:	/s/ David LaDuke
David LaDuke, President